Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-269091

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JANUARY 6, 2023)

Up to $2,300,000

Ordinary Shares

This prospectus supplement amends and supplements the information in a base prospectus dated January 6, 2023 and filed with the U.S. Securities and Exchange Commission as a part of our registration statement on Form F-3, File No. 333-269091 (the “Registration Statement”)

We have entered into an Equity Distribution Agreement, or the Sales Agreement, with Maxim Group LLC, referred to herein as the Sales Agent, relating to our ordinary shares, nominal value €0.40 per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our ordinary shares having an aggregate offering price of up to $2,300,000 from time to time through or to the Sales Agent, acting as our agent or principal.

Our ordinary shares are listed on the Nasdaq Capital Market under the trading symbol “MYNZ.” On September 26, 2025, the last reported sale price of our ordinary shares was $1.55 per share.

Sales of our ordinary shares, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agent is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agent for sales of ordinary shares sold pursuant to the Sales Agreement will be equal to 3.0% of the gross proceeds of any ordinary shares sold under the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended.

As of the date of this prospectus supplement, our public float pursuant to General Instruction I.B.5 of Form F-3 is approximately $9,699,696, which was calculated based on 5,388,720 ordinary shares outstanding and held by non-affiliates at the date of this prospectus supplement at a price of $1.80 per share, the closing price of our ordinary shares as reported on the Nasdaq Capital Market (“Nasdaq”) on August 19, 2025, the highest closing price of our ordinary shares on Nasdaq within 60 days of the date of this prospectus supplement. During the 12 calendar months prior to and including the date of this prospectus supplement, we sold securities with an aggregate market value of approximately $918,455 pursuant to the Registration Statement. Pursuant to Instruction I.B.5 of Form F-3, as long as our public float remains below $75.0 million, we will not sell securities pursuant to the Registration Statement of which this prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our public float (as defined in such instruction) in any 12 calendar month period.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Summary–Emerging Growth Company.”

This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss. In reviewing this prospectus and the documents incorporated herein by reference you should carefully consider the matters described under the caption “Risk Factors” beginning on page S-12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Sales Agent

Maxim Group LLC

The date of this prospectus supplement is October 3, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the offer of our ordinary shares having an aggregate offering price of up to $150,000,000. As of the date hereof, we have offered and sold $22,694,742 pursuant to that registration statement, and we may offer and sell up to a remaining $127,305,258 pursuant to that registration statement. Under this prospectus, we may offer our ordinary shares having an aggregate offering price of up to $2,300,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the sections titled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our ordinary shares in this prospectus, which describes the specific details regarding this offering. If information in this prospectus is inconsistent with the documents incorporated by reference in this prospectus filed prior to the date of this prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or in any free writing prospectus prepared by us or on our behalf. We have not, and the Sales Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Information contained on our website is not part of this prospectus. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We own or have rights to certain trademarks that we use in conjunction with the operations of our business. Each trademark, trade name, service mark or copyright of any other company appearing or incorporated by reference in this prospectus belongs to its holder. Solely for convenience, trademarks, trade names, service marks and copyrights referred to in this prospectus may appear with or without the “©”, “®” or “™” symbols, but the inclusion, or not, of such references are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent possible under applicable law, our or their, as applicable, rights to these trademarks, trade names service marks or copyrights. We do not intend our use or display of other companies’ trademarks, trade names, service marks or copyrights to imply a relationship with, or endorsement or sponsorship of us by, such other companies.

In this prospectus, unless the context suggests otherwise, the terms “Mainz Biomed N.V.,” “the company,” “we,” “us,” “our” and similar references refer to Mainz Biomed N.V.

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Prospectus Summary

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus or incorporated by reference into this prospectus. You should read carefully the entire document or documents incorporated by reference in this prospectus, including our historical financial statements and related notes incorporated by reference herein, to understand our business, the offered securities and the other considerations that are important to your investment decision. You should pay special attention to the “Risk Factors” section beginning on page 12 as well as the risk factors described under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024, filed on March 31, 2025.

We are a public company under Dutch law. We were incorporated on March 8, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. We were formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability, and we acquired PharmGenomics on September 20, 2021. On November 9, 2021, we converted into a Dutch public company with limited liability (naamloze vennootschap). The address for our principal place of business is Robert Koch Strasse 50, 55129 Mainz, Germany, and the telephone number is +49 6131 5542860.

We have registered our ordinary shares under the Exchange Act, and we intend to make our current and periodic reports and other information (including interactive data files) filed with or furnished to the SEC, pursuant to Section 13(a) or 15(d) of the Exchange Act, available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with, or furnished to, the SEC. The SEC maintains a website at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC, and all of our reports and other information filed or submitted publicly with the SEC may also be found there.

Information on our website or any other website is not incorporated by reference into this annual report and does not constitute a part of this annual report. We have included our website address as an inactive textual reference only.

General

We develop and sell in-vitro diagnostic (“IVD”) tests for the early detection of cancer. Our flagship ColoAlert product is being marketed and sold in European markets. We are currently developing our next generation colorectal cancer screening product and intend to launch that product in the future in the United States and in Europe. We distribute our IVD kits to third-party laboratories in Europe and during 2023 and a portion of 2024 through our on-line store in Germany.

In addition, we conduct research and development to increase and diversify our product portfolio. Currently, we are managing our government funded research and development project called PancAlert, which provide us non-refundable grant income that covers a percentage of the individual project-related costs. In March 2025, we acquired a license from Liquid Bioscience, Inc. to access a portfolio of novel mRNA biomarkers for the non-invasive detection of pancreatic cancer with a blood test. We have an exclusive license to develop such a test using these biomarkers with the unilateral option to acquire them.

We are headquartered in Mainz, Germany where we have approximately 20 full-time and 7 part-time employees.

Products and Product Candidates

Our mission is to enhance disease diagnosis by applying cutting-edge genetic diagnostic technologies, enabling earlier and more accurate detection for timely and improved treatment. Alongside our current ColoAlert colorectal cancer (“CRC”) screening test, we are developing an advanced mRNA-based CRC screening test, as well as PancAlert, a product candidate for pancreatic cancer detection. Our approach integrates proprietary, validated biomarkers with reliable diagnostic tools, further strengthened by machine learning and artificial intelligence to optimize accuracy and applicability. We strive to make the diagnosis of various diseases more effective by using the latest genetic diagnostic technologies. Enabling earlier detection of these diseases allows for earlier and better therapy for affected individuals. In addition to offering the CRC screening test, ColoAlert, we are currently developing our product candidate PancAlert for the detection of pancreatic cancer. We aim to use proprietary, known and existing biomarkers in applicable and reliable diagnostic tools.

ColoAlert and Our Next Generation Colorectal Cancer Screening Test

We currently offer ColoAlert, a CE-IVD certified diagnostic test for CRC to laboratories across Europe. The CE-IVD marking indicates that our diagnostic test complies with the European In-Vitro Diagnostic Devices Directive (IVDD 98/79/EC). It’s simple, at-home collection process makes it easier for individuals to participate in CRC screening, promoting early detection and increasing the likelihood of effective treatment.

According the World Health Organization, as of July 2023 CRC is the third most commonly diagnosed cancer in the world. Due to its ability to move into large, adjacent areas leading to other cancers, including pancreatic cancer and other gastro-intestinal cancers, the World Health Organization suggests as of February 2022, CRC is the second leading cause of cancer death globally. Further, Global Market Insights anticipates that the annual market for CRC diagnostics will surpass $30 billion by 2032. Colorectal cancer screening presents a significant opportunity in the molecular diagnostics market.

In the intestines, epithelial cells are continuously shed into the stool. This includes not only healthy cells but also cells from polyps and colon cancer. Using advanced genetic diagnostic techniques like PCR analysis—which amplifies DNA from a small sample into millions of copies—these shed cells can be isolated and examined for genetic mutations, enhancing the early detection of CRC.

ColoAlert is a multitarget test that analyzes stool samples for both genetic abnormalities and hidden (occult) blood by combining a fecal immunochemical test (“FIT”) for detection of human hemoglobin with the PCR results of specific tumor DNA markers. The genetic analysis includes quantifying human DNA and detecting specific somatic point mutations in the KRAS (codon 12/13) and BRAF (codon 600) genes. An independent clinical study led by Professor Matthias Dollinger and conducted with 566 patients at the University Hospitals of Leipzig and Halle-Wittenberg, Germany, demonstrated ColoAlert’s high sensitivity (85%) and specificity (92%), with a patient satisfaction rate of 98%. The selected genetic markers enhance the diagnostic precision of the occult blood test, increasing the clinical value of the test. Since this study, we have upgraded the occult blood test component of ColoAlert to a fully automated version, further improving the test’s overall sensitivity.

Early screening for CRC has the potential to dramatically impact its treatment and prevention and, ultimately, save lives. For example, the Journal of the National Cancer Institute has reported in 2022 that diagnostic tests with a sensitivity of 10% for advanced adenomas (“AA”), a type of pre-cancerous polyp often attributed to CRC, could reduce mortality rates for adults over 45 by 47% and that diagnostic tests with a sensitivity of 76% for AA could reduce mortality rates for adults over 45 by 67%. Most CRC screening programs currently recommend beginning screening at age 50. However, there is a growing trend to lower this starting age. For example, the U.S. Food and Drug Administration (the “FDA”) recently recommended starting CRC screening at age 45. This means that as members of Generation X age into their 40s and 50s they become part of the age group recommended to begin testing for CRC. In 2023, the American Cancer Society highlighted the rapid progression of CRC among younger individuals, noting that CRC diagnoses in people under 55 increased from 11% in 1995 to 20% in 2019. Given the rising prevalence of CRC in younger populations, we anticipate that screening guidelines will continue to lower the starting age, particularly for methods like ColoAlert that can detect cancer in its early stages. Additional factors supporting CRC screening include a family history of CRC, risk factors such as obesity, irritable bowel syndrome (IBS), inflammatory bowel disease (IBD), high consumption of red meat, alcohol, and nicotine, as well as pre-existing conditions like breast cancer or type 2 diabetes.

Until February 2023, we licensed the ColoAlert test from the Norwegian research and development firm ColoAlert AS. In February 2023, we acquired the test and its related intellectual property from ColoAlert AS under an agreement that includes: (i) a $2 million cash payment, to be made over the next four years, (ii) the issuance of 300,000 ordinary restricted shares, and (iii) a revenue share capped at $1 per test sold over a 10-year period.

In the European Union, the ColoAlert PCR kit (“ColoAlert Lab Kit Core II”) is CE-IVD certified under the current In-Vitro Diagnostics Directive 98/79/EC (IVD-D). As of May 26, 2022, IVD products in the EU are regulated by the In-Vitro Diagnostics Regulation, EU 2017/746 (IVD-R), which supersedes the IVD-D. The ColoAlert sample collection kit has already been successfully registered under the IVD-R, and we are currently assessing the requirements to certify our ColoAlert PCR kit under these new regulations. ColoAlert is validated for use on the Roche LightCycler 480 II, and Mainz BioMed plans to validate it for additional real-time PCR instruments used in laboratories worldwide, which may accelerate market adoption. The ColoAlert PCR kits are manufactured at our facility in Mainz, Germany.

In January 2022, we entered into a Technology Rights Agreement concerning a portfolio of novel mRNA biomarkers developed at the Université de Sherbrooke (“UdeS Biomarkers”). mRNA testing can detect molecular changes in cells even before visible abnormalities or symptoms manifest. mRNA biomarkers often reflect the dynamic changes in gene expression that occur during the progression of adenomas to advanced stages. As adenomas evolve, certain genes may be upregulated or downregulated, and RNA biomarkers can capture these changes, providing insights into the stage of adenoma development. mRNA biomarkers are highly specific to particular stages or types of adenomas. By targeting RNA molecules associated with the advanced stage of adenomas, we believe that these biomarkers can distinguish between advanced adenomas and less advanced forms or benign conditions.

Through our agreement with the Université de Sherbrooke, we obtained an exclusive, unilateral option to acquire a license for the UdeS Biomarkers. We exercised this option on February 15, 2023, by entering into an Assignment Agreement to acquire the intellectual property rights for these biomarkers. In exchange, we agreed to (i) pay €25,000 in cash and (ii) provide a 2% profit share of net sales from any products incorporating the UdeS biomarkers.

Historical and Proposed Clinical Trials

The UdeS Biomarkers consist of five gene expression markers shown to be highly effective in detecting colorectal cancer (CRC) lesions, including advanced precancerous lesions, AAs, a type of precancerous polyp often associated with CRC. In a UdeS-sponsored study evaluating these biomarkers, results demonstrated sensitivities of 75% for detecting AA and 95% for CRC, with a specificity of 96%.

Clinical validation and trials – Statistics and Proposed Timeline

In relation to the UdeS Biomarkers, we initiated two feasibility studies to assess our next-generation mRNA CRC screening test, combining UdeS Biomarkers with FIT tests. The first study, ColoFuture, is an international, multicenter clinical study across Europe designed to validate the effectiveness of the UdeS biomarkers, specifically their capability to identify advanced precancerous lesions or AA while enhancing sensitivity and specificity for CRC detection. ColoFuture includes 662 participants, covering individuals with average CRC risk and those at increased risk or known to have CRC or AA. Enrollment in ColoFuture concluded in late 2023.

Additionally, we conducted a U.S.-based multicenter study called “eAArly DETECT,” which evaluates feasibility and stability in 254 participants, including those with average CRC risk and individuals at elevated risk or known to have CRC or AA. eAArly DETECT was completed by the end of 2023. These studies aim to identify the optimal combination of biomarkers, potentially including mRNA and housekeeping biomarkers alongside a FIT test, for our next-generation product. This product will undergo further testing in the eAArly DETECT 2 study and in the evaluation in our pivotal FDA PMA study, labeled “reconAAsense.” Both ColoFuture and eAArly DETECT studies utilized an advanced machine learning and AI-driven algorithm, developed in partnership with Liquid Biosciences, based in California.

In October 2023, we announced the results of the ColoFuture study, which demonstrated a sensitivity of 94% for colorectal cancer (CRC) and 97% specificity, along with an 80% sensitivity for Aas and 95% specificity. In December 2023, we released topline results from our eAArly DETECT clinical study in the U.S., which reported a sensitivity of 97% for CRC, 97% specificity, and an 82% sensitivity for advanced adenomas and 97% specificity. These topline results reaffirm the positive findings from ColoFuture, our European counterpart, which were reported in October 2023.

The eAArly DETECT study enrolled 254 evaluable subjects across 21 sites in the United States, featuring a design similar to that of ColoFuture. Patients aged 45 and older were invited to participate when referred for a colonoscopy, whether for CRC screening (average risk), follow-up on a positive non-invasive test, imaging, or symptoms. Additionally, individuals already diagnosed with CRC were included prior to receiving treatment. Participants who agreed to provide a stool sample before the colonoscopy (or treatment for identified CRC patients) were eligible. Subjects were classified following a central pathology review: CRC, advanced adenoma, non-advanced adenoma, no findings, or non-colorectal cancer. Each subject’s outcome was then compared to the results of the next-generation mRNA-based CRC screening test.

In June 2024, the Company presented pivotal data from its largest cohort to date during a poster session at the American Society of Clinical Oncology (ASCO) 2024 Annual Meeting in Chicago, Illinois. This data combined results from the ColoFuture and eAArly DETECT studies, along with additional patients collected since the initial study results were reported, underscoring the significance of our innovative screening approach.

The combined analysis included 690 clinical subjects from 30 specialized gastroenterology centers across Europe and the United States, incorporating previously unexamined and unreported samples. This highlighted the exceptional efficacy of Mainz Biomed’s multimodal screening test, which integrates the Fecal Immunochemical Test (FIT) with proprietary mRNA biomarkers, supported by an advanced AI and machine learning algorithm. This comprehensive approach allows for precise differentiation between colorectal cancer (CRC), AAs, non-advanced adenomas, and samples with no pathological findings.

	ColoFuture	eAArly DETECT	Pooled study
CRC Sensitivity	94%	97%	92%
CRC Specificity	97%	97%	90%
AA Sensitivity	80%	82%	82%
AA Specificity	95%	97%	90%
Location	EU	US	EU & US
# of Participants	220	254	690

We have initiated our eAArly DETECT 2 study. Although we had intended to release an interim read out on the results therefrom when approximately 50% of our proposed clinical subjects have been tested using our next generation product and have had the results compared by an independent pathologist to colonoscopies performed upon the same subjects, we no longer intend to pause the study to do an interim read out.  We intend to continue with our progress to complete the entire enrollment and readout in early 2026.

The following tables set out the CRC and AA sensitivity and specificity results of our next-generation mRNA CRC screening test as compared to some competing products.

Recent Developments

In November 2024, we entered into a collaboration agreement with Life Technologies Corporation, a subsidiary of Thermo Fisher Scientific Inc. (“Thermo Fisher”). Thermo Fisher is a world leader in serving science, with annual revenue over $40 billion in its latest fiscal year. The collaboration agreement provides us the opportunity to develop our mRNA based next generation assays on the Thermo Fisher Extraction (King Fisher) and PCR (QuantStudio) platforms. Life Science Technologies will contribute development resources and provide the extraction and PCR instrumentation and consumables during development at significant discounts to market. There is no minimum cost expenditure in connection with the development of the assays. All of the development work will occur in our facility in Mainz, Germany.

Thermo KingFisher APEX	QuantStudio™ 7 Pro Dx (Thermo Fisher Scientific)

We have also recently entered into an agreement with Quest Diagnostics to provide clinical trial laboratory services for our ReconAAsense study, a prospective clinical study that will include approximately 15,000 subjects from 150 sites across the United States to develop data supporting FDA validation of the next generation test. In addition, we will provide Quest with the option to exercise semi-exclusive rights to provide testing services based on the test kit for an eighteen-month period, assuming its approval by the FDA.

In March 2025, we acquired a license from Liquid Bioscience, Inc. to access a portfolio of novel mRNA biomarkers for the non-invasive detection of pancreatic cancer with a blood test. The agreement grants us an exclusive, world-wide, license to make, use, and develop these biomarkers until our option to acquire the biomarkers expires. In exchange for such license, we are to make fixed payments to Liquid, which fixed amount shall increase upon certain milestones being met.

Expansion of ColoAlert in Europe

We have advanced ColoAlert’s commercial presence in Germany, leveraging our headquarters proximity to Frankfurt. In the near term, Germany will remain our focal market, as we aim to enlarge our footprint by building new laboratory partnerships and increasing product visibility.

Through our medical lab partners in Germany, ColoAlert is offered to medical professionals overseeing CRC screening in Germany. This group is not limited to the 1,800 gastroenterologists who primarily conduct colonoscopies but extends to 55,000 general practitioners and over 7,000 specialized practices in gynecology and urology, who customarily initiate CRC screening, predominantly through the FIT stool test. For individuals with statutory health insurance, ColoAlert is an out-of-pocket expense. However, it may be reimbursed on a case-by-case basis for those with private insurance. Out of Germany’s 84 million populace, approximately 10 million have private health coverage. To facilitate sales, we are developing targeted marketing resources and planning to engage physicians and healthcare providers at medical conferences.

Our strategy focuses on partnering with laboratories that have a stronghold in CRC screening. These partnerships enable us to reach broader physician networks affiliated with these labs. Approximately 12 lab chains in Germany process about 64% of the FIT tests, amounting to roughly 3 million tests annually. By partnering with significant lab chains and independent laboratories, we aim to amplify ColoAlert’s market penetration.

We are not currently seeking statutory reimbursement for ColoAlert, as we believe our next-generation test, currently under development, is more attuned to the stringent criteria set by German regulatory and reimbursement agencies. With enhanced sensitivity and specificity for detecting early-stage colorectal cancer and advanced adenomas, this forthcoming product is poised for inclusion in statutory reimbursement schemes, thereby establishing a solid market presence in anticipation of its release.

Mainz Biomed is progressively extending its operations to additional European markets that are accustomed to personal health expenditures, as ColoAlert is not included in statutory health insurance programs in these regions. Currently, our reach includes established connections in the United Kingdom, Spain & Portugal, Italy, Austria.

Through our commercial team, we aim to expand our reach within other European markets. Our growth strategy is to target clinical labs directly, bolstering our sales efforts with specialized training for sales reps, educational seminars for physicians, and joint marketing initiatives to heighten ColoAlert’s profile.

As we pursue these expansions, we remain committed to adapting our commercial strategies to align with the healthcare payment practices prevalent in each locale. We recognize the importance of catering to markets with a predisposition towards out-of-pocket payments for health services, which presents a favorable environment for ColoAlert’s integration and acceptance in the near term, while pursuing statutory reimbursement for our next generation product.

PancAlert

We are in the early stages of developing PancAlert, a stool-based screening test aimed at detecting pancreatic cancer. According to the Global Cancer Observatory, over 460,000 cases of pancreatic cancer were diagnosed worldwide in 2018. Due to its asymptomatic early stages, this disease is often detected too late, making pancreatic cancer one of the most lethal malignancies, with over 430,000 annual deaths reported by the Global Cancer Observatory. In the United States, the SEER program estimated 62,210 new cases and 49,830 deaths from pancreatic cancer in the same year. Between 2012 and 2018, SEER reported that the 5-year survival rate was approximately 44% for localized cases, 15% for regional cases, and only 3% for distant-stage disease. Studies have indicated that asymptomatic patients diagnosed incidentally during other medical examinations have significantly better prognoses than those presenting with characteristic symptoms, such as rapid weight loss or back pain.

The average age of onset for pancreatic cancer is 71 years for men and 75 years for women, with age being a significant risk factor similar to other cancers. Most patients are over 50, with the majority of diagnoses occurring between the ages of 60 and 80. Despite being the seventh most common cancer, pancreatic cancer ranks as the third leading cause of cancer-related death in the European Union, underscoring the dire prognosis for patients. Although survival rates for pancreatic cancer have improved in recent decades, there remains an urgent need for enhanced early diagnostic methods.

A definitive diagnosis of pancreatic cancer is currently made through a series of investigations, including imaging scans, blood tests, and biopsies, which are typically conducted only in symptomatic patients. However, recent research indicates that the disease can persist for an extended period without presenting symptoms, highlighting a crucial opportunity for early detection. Since pancreatic cancer initiates at the molecular level, genetic diagnostic methods show promise for early identification. Biomarkers associated with pancreatic cancer can be found in the stool, primarily via pancreatic juice, facilitating user-friendly sample collection.

Our development strategy involves selecting and validating a specific panel of biomarkers, establishing an appropriate method for sample preparation, and validating the detection and measurement technology using purchased or clinically defined samples (biopsies, pancreatic juice, stool, and others). The next steps include transitioning to routine diagnostics using stool samples, optimizing the process, and conducting clinical evaluations to assess its potential as a screening tool for the early detection of pancreatic cancer.

Our goal is to establish PancAlert as the world’s first pancreatic cancer screening test utilizing Real-Time PCR-based multiplex detection of molecular-genetic biomarkers in stool samples. We have recently partnered with Liquid Biosciences, an artificial intelligence and machine learning company, to further evaluate the most promising candidates for disease-specific biomarkers. The platform technology we are using will also allow for the easy integration of additional biomarkers as needed.

We have entered into an agreement with Microba Life Sciences to conduct a pilot research project utilizing Microba’s proprietary metagenomic sequencing technology and bioinformatic tools to potentially discover novel microbiome biomarkers for pancreatic cancer detection. We believe that this relationship could provide multiple diagnostic opportunities including discovery of diagnostic and prognostic biomarkers. Such faecal microbiota-based screening could also be applicable to other gastrointestinal cancers. There is no minimum cost expenditure in connection with the agreement.

Strategy Realignment

Between July 2024 and October 2024, we restructured our operations to concentrate on: (1) our ColoAlert business in Europe, (2) the development of our next-generation product, (3) planning and conducting the eAArly Detect 2 clinical study in the U.S. in 2025, aimed at validating the strong clinical performance of our next-generation mRNA-based CRC screening test in an average-risk population and (4) developing our PancAlert product candidate.

In line with this focus, we implemented cost reduction measures, including a 65% reduction in personnel, decreased external consulting expenses, and the sale or closure of its European Oncology Lab (EOL) business in St. Ingbert, Germany. We believe that these cost reductions will position the business for success in 2025 and beyond.

Legal Proceedings

In connection with a right of first refusal granted to an investment bank in connection with our initial public offering in 2021, Mainz filed a lawsuit against such investment bank in 2024 in the New York State Supreme Court in New York County, asking the court to determine our and the investment banks rights and obligations under the relevant contracts by and between us and the investment bank. Shortly after our filing of such lawsuit, the investment bank initiated arbitration proceedings against us with the Financial Industry Regulatory Authority (“FINRA”). Thereafter, we requested the arbitration panel stay its proceeding in light of the existing lawsuit.  The arbitration panel agreed with us and on September 13, 2024, issued an order formally staying the arbitration proceeding. There is not a future court conference scheduled, and we are waiting on the Court’s determination of which venue (the Supreme Court or FINRA Dispute Resolution) is proper to hear the dispute. We intend to vigorously defend against all claims. Given the preliminary stage of the lawsuit, the uncertainty of litigation, we cannot predict the outcome at this time or estimate a reasonably possible loss or range of loss that may result from this action.

Except as set out above, we are not involved in, or aware of, any legal or administrative proceedings contemplated or threatened by any governmental authority or any other party. As of the date of this prospectus supplement, no director, officer or affiliate is a party adverse to us in any legal proceeding or has an adverse interest to us in any legal proceeding.

Summary of Selected Risk Factors Associated with Our Business

An investment in the offered securities involves a high degree of risk. If any of the factors below or in the section entitled “Risk Factors” occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected.

Risks Related to Our Business Generally

●	We are an early revenue stage company and have incurred operating losses since inception, and we do not know when we will attain profitability. An investment in our securities is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

●	Terms of subsequent financings may adversely impact your investment.

●	Our inability to manage growth could harm our business.

●	We substantially depend upon our management.

●	You may face difficulties protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under the laws of the Netherlands, a substantial portion of our assets are in the European Union and substantial portion of our directors and executive officers reside outside the United States.

Risks Related to Our Technology and Business Strategy

●	We may fail to generate sufficient revenue from our relationships with our clients or laboratory partners to achieve and maintain profitability.

●	Our success depends heavily on our ColoAlert screening tests.

●	Sales of our diagnostic tests could be adversely impacted by the reluctance of physicians to adopt the use of our tests and by the availability of competing diagnostic tests.

●	We may not succeed in establishing, maintaining and strengthening ColoAlert and other brands associated with our products, which would materially and adversely affect acceptance of our diagnostic tests, and our business, revenues and prospects.

●	We might decide not to incorporate the biomarkers after we conclude additional studies on such biomarkers.

●	We may face technology transfer challenges and expenses in adding new tests to our portfolio and in expanding our reach into new geographical areas.

●	We may depend on possible future collaborations to develop and commercialize many of our diagnostic test candidates and to provide the manufacturing, regulatory compliance, sales, marketing and distribution capabilities required for the success of our business.

●	If we are unable to obtain and enforce patents and to protect our trade secrets, others could use our technology to compete with us, which could create undue competition and pricing pressures. There is no certainty that any future patent applications will result in the issuance of patents or that issued patents, if we receive any, will be deemed enforceable.

●	Results of FDA required studies may not create desired clinical performance resulting in follow-on studies delaying the launch of the product in the US.

Risks Related to Regulations

●	Our global operations expose us to numerous and sometimes conflicting legal and regulatory requirements, and violations of these requirements could harm our business.

●	Our business is subject to various complex laws and regulations. We could be subject to significant fines and penalties if we or our partners fail to comply with these laws and regulations.

●	We will have to maintain facilities, or maintain relationships with third party laboratories, for the manufacture and use of diagnostic tests. Our ability to provide services and pursue our research and development and commercialization efforts may be jeopardized if these facilities were to be harmed or rendered inoperable.

●	We anticipate being required to obtain regulatory approval of our diagnostic test products to enter new markets.

Risks Related to the Offered Securities and this Offering

●	It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.
●	The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

●	The market price of our ordinary shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

●	You may experience immediate and substantial dilution as a result of this offering.

●	You will experience dilution of your ownership interests if we issue additional ordinary shares or preferred shares.

●	We do not intend to pay dividends, and there will thus be fewer ways in which you are able to make a gain on your investment.

●	FINRA sales practice requirements may limit your ability to buy and sell our ordinary shares, which could depress the price of our shares.

●	Volatility in our ordinary shares price may subject us to securities litigation.

●	Nasdaq maintains certain standards which Nasdaq requires listed companies meet for their respective securities to continue to be listed and traded on its exchange, and if we are unable to continue to meet such continued listing requirements, Nasdaq may choose to delist our ordinary shares from its exchange, which may adversely affect the liquidity and trading price of our ordinary shares.

●	In an effort to regain compliance with the Minimum Bid Price Requirement, we enacted a reverse stock split, and we may need to enact additional reverse stock splits to avoid falling out of compliance with this requirement. If we were to conduct additional reverse stock splits, our results of operations and business conditions may be adversely affected.

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

●	If we enter into privately negotiated warrant inducements with the Prior Warrants, our stock price may be affected and you may experience substantial dilution.

Corporate Information

We are a public company under Dutch law. We were incorporated on March 8, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. We were formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability, and we acquired PharmGenomics on September 20, 2021. On November 9, 2021, we converted into a Dutch public company with limited liability (naamloze vennootschap). The address for our principal place of business is Robert Koch Strasse 50, 55129 Mainz, Germany, and the telephone number is +49 6131 5542860. Pharmgenomics GmbH changed its name subsequent to the acquisition to Mainz Biomed Germany GmbH.

Emerging Growth Company

We qualify as an Emerging Growth Company (“EGC”), as defined in the JOBS Act. As an EGC, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including reduced disclosure about our executive compensation arrangements, exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments and exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until December 31, 2026 or such earlier time that we are no longer an emerging growth company. We would cease to be an EGC earlier if we have more than $1.235 billion in annual revenue, we have more than $700.0 million in market value of our stock held by non-affiliates (and we have been a public company for at least 12 months and have filed one annual report on Form 20-F) or we issue more than $1.0 billion of non-convertible debt securities over a three-year period. For so long as we remain an EGC, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. We may choose to take advantage of some, but not all, of the available exemptions.

THE OFFERING

Ordinary shares offered by us	Ordinary shares, nominal value €0.40 per share, with an aggregate sale price of up to $2,300,000.

Ordinary shares to be outstanding after this offering	Up to 6,896,724 shares, assuming the sale of 1,483,871 ordinary shares in this offering at a public offering price of $1.55 per share, which was the last reported sale price of our ordinary shares on the Nasdaq Capital Market on September 26, 2025, for gross proceeds of $2,300,000. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Sales Agent.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, as described in “Use of Proceeds” on page S-17.

Risk Factors	Investment in our securities involves a high degree of risk. You should read the “Risk Factors” beginning on page S-12 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors to consider before deciding to purchase our ordinary shares.

Nasdaq Capital Market trading symbol	“MYNZ”

The number of our shares of ordinary shares outstanding after this offering is based on 5,412,853 shares of ordinary shares outstanding as of September 26, 2025, and excludes:

●	up to 14,054,763 ordinary shares underlying warrants (2,459,222 of which are pre-funded warrants) that are outstanding as of the date hereof;

●	up to 461,836 ordinary shares underlying options that we have granted as of the date hereof; and

●	up to 25,000 ordinary shares underlying principal under convertible notes outstanding as of the date hereof (assuming their conversion at the floor price contained in such notes).

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in any related free writing prospectus, our most recent Annual Report on Form 20-F and any subsequent filings with the SEC which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Offered Securities and this Offering

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver instruction to the Sales Agent to sell ordinary shares at any time throughout the term of the sales agreement. The number of shares that are sold through or to the Sales Agent, if any, after our instruction will fluctuate based on a number of factors, including the market price of our ordinary shares during the sales period, the limits we set with the Sales Agent in any instruction to sell shares, and the demand for our ordinary shares during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices (even for purchases that are made on the same day), and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The market price of our ordinary shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our ordinary shares began trading on the Nasdaq Capital Market in November 2021, and since that date there has been volatility in the market price of our ordinary shares. For example, in the 2024 calendar year, the high closing price of our ordinary shares was $47.80 per share and the low closing price was $3.78 per share. The daily trading volume and our per ordinary share market price may decrease significantly after the date of this annual report. The value of our ordinary shares could decline due to the impact of any of the following factors upon the market price of our ordinary shares:

●	sales or potential sales of substantial amounts of our ordinary shares;

●	announcements about us or about our competitors;

●	litigation and other developments relating to our intellectual property or other proprietary rights or those of our competitors;

●	conditions in the diagnostic test industry;

●	governmental regulation and legislation;

●	variations in our anticipated or actual operating results;

●	change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;

●	change in general economic trends; and

●	investor perception of our industry or our prospects.

Many of these factors are beyond our control. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our ordinary shares may not develop or be sustained.

You may experience immediate and substantial dilution as a result of this offering.

You may incur immediate and substantial dilution as a result of this offering. If we sell all of the $2,300,000 of ordinary shares offered hereby at an assumed offering price of $1.55 per share (the closing price of our ordinary shares on Nasdaq on September 26, 2025) and after deducting the placement agent fees and estimated offering expenses payable by us and assuming the exercise of the 2,459,222 pre-funded warrants currently outstanding, investors in this offering could expect an immediate dilution of $1.21 per ordinary share on a pro forma, as adjusted basis (see Dilution).

In addition, you may experience further dilution) upon the exercise of outstanding warrants (including pre-funded warrants) and outstanding options and the conversion of outstanding convertible debt.

You will experience dilution of your ownership interests if we issue additional ordinary shares or preferred shares.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present shareholders. We are authorized to issue an aggregate of up to 20,250,000 ordinary shares. As of September 26, 2025, we had 5,412,853 ordinary shares outstanding, approximately 26.7% of the ordinary shares that we are authorized to issue. In addition, as of September 26, 2025, we had 14,054,763 warrants (2,459,222 of which are pre-funded warrants) exercisable into ordinary shares outstanding and 461,836 options exercisable into ordinary shares outstanding.

We may issue additional ordinary shares or other securities that are convertible into or exercisable for ordinary shares in order to raise additional capital, or in connection with hiring or retaining employees, directors, or consultants, or in connection with future acquisitions of licenses to technology or diagnostic tests in connection with future business acquisitions, or for other business purposes. The future issuance of any such additional ordinary shares or other securities, including those underlying the warrants and options we have issued and granted, would dilute the voting power of our current shareholders, could dilute the net tangible book value per share at the time of such future issuance and may create downward pressure on the trading price of our ordinary shares.

We may also issue preferred shares having rights, preferences, and privileges senior to the rights of our ordinary shares with respect to dividends, rights to share in distributions of our assets if we liquidate our company or voting rights. Any preferred shares may also be convertible into ordinary shares on terms that would be dilutive to holders of ordinary shares.

We do not intend to pay dividends, and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid any cash or stock dividends, and we do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of any dividends. Because we do not intend to declare dividends, any gain on your investment will need to result from an appreciation in the price of our ordinary shares. There will therefore be fewer ways in which you will be able to make a gain on your investment. Our articles of association prescribe that any profits in any financial year will be distributed first to holders of preferred shares, if outstanding.

FINRA sales practice requirements may limit your ability to buy and sell our ordinary shares, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our ordinary shares, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares and, thereby, depress their market prices.

Volatility in our ordinary shares price may subject us to securities litigation.

The market for our ordinary shares may have, when compared to seasoned issuers, significant price volatility, and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Nasdaq maintains certain standards which Nasdaq requires listed companies meet for their respective securities to continue to be listed and traded on its exchange, and if we are unable to continue to meet such continued listing requirements, Nasdaq may choose to delist our ordinary shares from its exchange, which may adversely affect the liquidity and trading price of our ordinary shares.

Our ordinary shares are currently listed on Nasdaq. Nasdaq requires that companies that have securities listed with it continue to meet certain requirements to maintain such listing. Failure to meet these requirements would result in a delisting of the securities from Nasdaq. One such requirement is that securities listed on Nasdaq do not have a 30 consecutive trading day period in which the minimum bid price of such securities is less than $1.00 per share. In 2024, we ceased to be in compliance with this minimum bid price requirement and only were able to regain compliance after enacting a 1:40 reverse stock split on December 3, 2024.

If a company falls afoul of a Nasdaq continued listing requirement, it may be able to take advantage of an automatic grace period to regain compliance and Nasdaq may, upon request, grant additional periods for the company to regain compliance. However, such automatic grace period is not available to companies that have enacted a reverse stock split within the past twelve months in connection with a failure to maintain compliance with the minimum bid price requirement. In the future, we may cease to be compliant with Nasdaq’s continued listing requirement, and if that occurs we may not be able to regain compliance within the periods allotted to us, which periods may be reduced if we fail to comply with the minimum bid price requirement with twelve months of our recent reverse stock split, December 3, 2024.

If our ordinary shares are delisted and we are not able to list our securities on another national securities exchange, we expect our ordinary shares could be quoted on the OTCQB or the “pink sheets.” If this occurs, we could face material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our ordinary shares are a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If we are delisted and are unable to have our ordinary share quoted on the OTCQB or “pink sheets” or similar bulletin board, our shareholders would not be able to resell their securities in a public market.

In an effort to regain compliance with the Minimum Bid Price Requirement, we enacted a reverse stock split, and we may need to enact additional reverse stock splits to avoid falling out of compliance with this requirement. If we were to conduct additional reverse stock splits, our results of operations and business conditions may be adversely affected.

On December 3, 2024, we enacted a 1-for-40 reverse stock split of our ordinary shares on in an effort to regain compliance with Nasdaq’s Minimum Bid Price Requirement. To regain compliance, the closing bid price of the ordinary shares has to be at least $1.00 per share for a minimum of 10 consecutive trading days and, at Nasdaq’s discretion, up to 20 consecutive trading days. Although we regained compliance with the Minimum Bid Price Requirement, the market price per ordinary share has continued to drop as a result of such reverse stock split, and as of September 26, 2025, the closing price of an ordinary share on Nasdaq was $1.55. If our ordinary shares cease to comply with the Minimum Bid Requirement or if we believe that they will soon cease to comply with that requirement, we may enact another reverse stock split to help regain or maintain compliance. Historically, the market price of small-cap companies that enact reverse stock splits often decrease significantly following such split due to fears of dilution irrespective of the performance, prospects, management or results of operation of the company that enacted such reverse stock split. Our market price may drop significantly if we need to enact an additional reverse stock split. Additionally, conducting more than one reverse stock split can magnify negative market perceptions, which may materially harm our reputation with investors. Multiple reverse splits may signal to the market that we are unable to sustain our stock price through organic growth or operational performance, which can erode investor confidence and lead to increased volatility or sustained declines in our stock price. Nasdaq also reserves the right to reject additional reverse stock splits as an acceptable means of maintaining compliance with their Minimum Bid Price Requirement. In such an event, we may face delisting from the Nasdaq Capital Market further compounding the risks to our business and shareholders.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

We anticipate that we will cease to be a foreign private issuer status as of January 1, 2026, which could result in significant additional cost and expense.

While we currently qualify as a foreign private issuer, the determination of foreign private issuer status is made annually based on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, our next determination will be made based on information as of June 30, 2025. In the future, we would lose our foreign private issuer status if we fail to meet the requirements necessary to maintain our foreign private issuer status as of the relevant determination date. For example, if 50% or more of our securities are held by U.S. residents and more than 50% of (i) our assets are located in the United States or (ii) our senior management or directors are residents or citizens of the United States, we could lose our foreign private issuer status. We anticipate that when we analyze whether we are a foreign private issuer as of June 30, 2025 we will conclude that we are no longer a foreign private issuer, and as a result we could no longer report as a foreign private issuer starting on January 1, 2026.

The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If we cease to be a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects than the forms available to a foreign private issuer. We would be required under current SEC rules to prepare our financial statements in accordance with U.S. GAAP, rather than IFRS, and modify certain of our policies to comply with corporate governance practices required of U.S. domestic issuers. Such conversion of our financial statements to U.S. GAAP would involve significant time and cost. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges (including the Nasdaq Capital Market) that are available to foreign private issuers such as the ones described above and exemptions from procedural requirements related to the solicitation of proxies.

If we cease to be a foreign private issuer, we might consider whether to redomicile to a U.S jurisdiction.

If we cease to be a foreign private issuer, we will assess whether it is more beneficial for corporate purposes to redomicile to a U.S. jurisdiction than to remain as a public company under Dutch law. Such a redomicile could entail significant cost and time for us to undertake, could affect certain rights that you have as a shareholder and could impose additional disclosure and compliance requirements from both the SEC and Nasdaq.

If we enter into privately negotiated warrant inducements with the Prior Warrants, our stock price may be affected and you may experience substantial dilution.

We had approximately 14,054,763 warrants outstanding as of July 25, 2025 (the “Prior Warrants”), the majority of which have an exercise in excess of $1.55, which is the last reported sale price of our ordinary shares on September 26, 2025. In May 2025, we entered into privately negotiated agreements with the holders of some of the Prior Warrants to reduce the exercise price of such Prior Warrants as an inducement to participate in a sale of our securities, and we may do so again at a future date. Such warrant inducements may lead to short-term downward pressure on our stock price due to increased share issuance and potential resale of the newly issued shares into the market. Additionally, if the exercise price is lowered as a result of such inducements then there may be substantial dilution of existing shareholders in terms of net tangible book value per share as well as voting and economic rights which may cause you to lose some or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including, without limitation, statements regarding our future results of operations and financial position, business strategy, transformation, strategic priorities and future progress, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “project,” “believe,” “estimate” or “predict” “or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the sections entitled “Risk Factors” and in our periodic filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

The amount of proceeds from this offering depends upon the number of ordinary shares sold and the market price at which they are sold. We may not be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing.

We have broad discretion in the use of the net proceeds from this offering. Although we currently intend to use the net proceeds from this offering for the eAArly Detect 2 study, the development of our next generation screening product and our PancAlert product candidate, the commercial expansion of our ColoAlert product, repayment of debt and for general corporate purposes, our operational needs and the actual use of the proceeds from this offering may change with time.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the capitalization of Mainz Biomed N.V. as of June 30, 3035 on:

●	an actual basis;

●	on a pro forma basis giving effect to (a) the issuance of 1,321,000 ordinary shares since July 1, 2025, of which (i) approximately 1,186,000 were issued upon the exercise of pre-funded warrants, and (ii) 135,000shares which were issued for services rendered and (b) the receipt of net proceeds of approximately $2.6 million from the sale of 2,222,222 pre-funded units; and

●	a pro forma, as adjusted basis giving additional effect to the sale by us of $2,300,000 of ordinary shares in this offering after deducting offering commissions and expenses payable by us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Operating and Financial Review and Prospects” and our audited financial statements and the related notes appearing elsewhere in this prospectus and the documents incorporated by reference herein and our unaudited consolidated pro forma information appearing elsewhere in this prospectus and the documents incorporated by reference herein.

	As of June 30, 2025
	Actual	Pro Forma	Pro Forma, As adjusted
Cash	$1,911,069	$4,477,255	$6,583,255

Debt:
Convertible debt - related party	$-	$-	$-
Convertible debt	482,149	482,149	482,149
Silent partnership	837,845	837,845	837,845
Silent partnership - related party	300,788	300,788	300,788
Total Debt	$1,620,782	$1,620,782	$1,620,782

Stockholders’ Equity:
Share capital	$41,572	$1,145,938	$1,840,390
Share premium	77,125,610	78,782,130	80,193,678
Reserve	25,293,787	25,293,787	25,293,787
Accumulated deficit	(99,322,895)	(99,517,595)	(99,517,595)
Accumulated other comprehensive income (loss)	(615,725)	(615,725)	(615,725)
Total Stockholders’ Equity	2,522,349	5,088,535	7,194,535
Total Capitalization	$4,143,131	$6,709,317	$8,815,317

The pro forma information above assumes the sale of all of the ordinary shares offered hereby. Because this is an at the market offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. As a result, the pro forma, as adjusted information provided herein may be substantially different.

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be diluted to the extent the public offering price per ordinary share exceeds the as adjusted net tangible book value per ordinary share after this offering.

Our historical net tangible book value as of June 30, 2025 was $(1,486,522), or $(0.27) per share, assuming the exercise of all issued pre-funded warrants on the date thereof. Our historical net tangible book value represents our total tangible assets less total liabilities. Historical net tangible book value per share is our historical net tangible book value divided by the number of our ordinary shares outstanding as of June 30, 2025.

After giving effect to (a) the issuance of 1,321,000 ordinary shares since July 1, 2025, (b) the issuance of 2,222,222 pre-funded warrants since July 1, 2025 (all of which we have assumed have been exercised for dilution purposes)and (c) the receipt of net proceeds of approximately $2.6 million from the sale of pre-funded units since July 1, 2025, our pro forma net tangible book value as of June 30, 2025, would have been approximately $1,079,664, or approximately $0.13 per ordinary share, based on 8,007,075 ordinary shares outstanding on a pro forma basis (such pro forma net tangible book value per share amount includes shares underlying outstanding pre-funded warrants).

After giving effect to the sale of $2,300,000 of ordinary shares in this offering at an assumed public offering price of $1.55 per share, which was the closing price of our ordinary shares as reported on the Nasdaq Capital Market on September 26, 2025, and after deducting offering commissions and expenses payable by us, our net tangible book value as of June 30, 2025, would have been $3,185,664, or $0.34 per share. This represents an immediate increase in net tangible book value of $0.61 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.21 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed public offering price per share		$1.55
Net tangible book value per share as of June 30, 2025	$(0.27)
Increase in net tangible book value per share attributable to new investors in offering	0.61
Pro forma, as adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering		0.34
Dilution per share to new investors		$(1.21)

The number of our shares of ordinary shares outstanding after this offering is based on 9,490,946 shares of ordinary shares outstanding as of September 26, 2025, includes the ordinary shares underlying all pre-funded warrants outstanding on such date and excludes:

●	up to 14,054,763 ordinary shares underlying warrants (other than pre-funded warrants) that are outstanding as of such date;

●	up to 461,836 ordinary shares underlying options that we have granted as of such date; and

●	up to 25,000 ordinary shares underlying principal under convertible notes outstanding as of such date (assuming their conversion at the floor price contained in such notes).

To the extent that any of these outstanding options and warrants are exercised there will be further dilution to new investors.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Maxim Group LLC (“Maxim”) on October 1, 2025. In accordance with the Sales Agreement, Maxim has agreed to act as exclusive sales agent in connection with this offering of our ordinary shares having an aggregate offering price of up to $10,000,000, of which $2,300,000 are being offered pursuant to this prospectus supplement and the accompanying base prospectus. Maxim is not purchasing or selling any of our ordinary shares offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of our ordinary shares but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our ordinary shares offered hereby.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Maxim may sell shares of our ordinary shares by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

We will pay Maxim in cash, upon each sale of shares of our ordinary shares pursuant to the Sales Agreement, a commission equal to 3.0% of the gross proceeds from each sale of shares of our ordinary shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Maxim for certain specified expenses, including actual reasonable and documented out-of-pocket costs and expenses, including the fees and disbursements of its legal counsel, in an amount of up to $30,000. In addition to such fees, at the end of each quarter in which the offering is open and during which sales of our ordinary shares have occurred, we have agreed to pay Maxim’s legal counsel an additional legal fee equal to $5,000.

Settlement for sales of shares of our ordinary shares will occur on the second business day, or such shorter settlement cycle as may be in effect under Rule 15c6-1 of the Securities Exchange Act of 1934 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of shares of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.

We have agreed to provide indemnification and contribution to Maxim and specified persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that Maxim may be required to make in respect of such liabilities.

Maxim may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Maxim would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the agent acting as principal. Under these rules and regulations, Maxim:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The offering of our ordinary shares pursuant to the Sales Agreement, this prospectus supplement and the accompanying base prospectus will terminate upon the earliest of (i) the sale of all ordinary shares having an aggregate offering price of $2,300,000 as provided for in this prospectus supplement, and (iii) the termination of the Sales Agreement by the provision of five (5) days’ prior written notice by either party or otherwise pursuant to the terms of the Sales Agreement.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Maxim and Maxim may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to our Current Report on Form 6-K that will be filed with the SEC.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “MYNZ”.

Other than in the United States, no action has or will be taken by us or Maxim that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Other Relationships

Since December 2024, we have conducted multiple offerings in which Maxim acted as our placement agent and pursuant to which we issued 595,165 ordinary shares, 4,994,578 pre-funded warrants to purchase ordinary shares and 10,068,375 other warrants to purchase ordinary shares for gross proceeds of approximately $15,000,000.

Maxim and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The sales agent and certain of its affiliates may, in the future, perform various commercial and investment banking and financial advisory services for us and our affiliates, for which they would receive customary fees and expenses.

In the ordinary course of their various business activities, Maxim and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The sales agent and certain of its respective affiliates may also communicate independent investment recommendations, market color, or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. CMS Derks Star Busmann N.V. is acting as counsel to our company regarding Dutch securities law matters and will pass upon the validity of the ordinary shares offered hereby. The current address of CMS Derks Star Busmann N.V. is Atrium, Parnassusweg 737, 1077 DG Amsterdam, Netherlands. Certain legal matters in connection with this offering will be passed upon for the Sales Agent by Pryor Cashman LLP, New York, New York.

EXPERTS

The financial statements of Mainz Biomed, N.V. as of December 31, 2024 and 2023, the related consolidated statements of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the years then ended, and related notes included in this prospectus and registration statement have been so included in reliance on the report of Reliant CPA PC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. BF Borgers CPA P.C. has offices at 895 Dove St. Suite 300, #30018,
Newport Beach, CA 92660-2996.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares that we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 20-F and Current Reports on Form 6-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the section of our website titled “Investors”. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.mainzbiomed.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	Form 6-K filed with the SEC on September 26, 2025;

●	Form 6-K filed with the SEC on August 5, 2025;

●	Form 6-K filed with the SEC on June 5, 2025;

●	Form 6-K filed with the SEC on May 21, 2025;

●	Form 6-K filed with the SEC on May 2, 2025;

●	Form 6-K filed with the SEC on April 1, 2025; and

●	Our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 31, 2025.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under a current report on Form 6-K, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Executive Officer at Mainz Biomed N.V., Robert Koch Strasse 50, 55129 Mainz, Germany or by calling +49 6131 5542860.

PROSPECTUS

$150,000,000

Ordinary Shares

Preferred Shares

Warrants

Units

We may offer, from time to time, in one or more offerings, ordinary shares, preferred shares, warrants or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $150,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement of free writing prospectus before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “MYNZ”. On December 27, 2022, the closing price of our ordinary shares as reported by the Nasdaq Capital Market was $7.04 per share.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of December 27, 2022, was approximately $116 million, which was calculated based on 12,400,112 ordinary shares held by non-affiliates and the per ordinary share price of $9.38, which was the closing price of our ordinary shares on Nasdaq on November 18, 2022. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act (see “Exemptions Under the Jumpstart Our Business Startups Act.”)

Unless otherwise specified in an applicable prospectus supplement, our preferred shares, warrants and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss. In reviewing this prospectus and the documents incorporated herein by reference you should carefully consider the matters described under the caption “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                 , 2022

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $150,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Find Additional Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to the term(s) “we”, “us”, “our”, “Company”, and “our company”, refer to Mainz Biomed N.V., a Dutch public company with limited liability (naamloze vennootschap), either alone or together with our consolidated subsidiaries as the context requires.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a molecular genetics cancer diagnostic company formed in 2021 to acquire PharmGenomics GmbH (“PharmGenomics”) with the purpose of commercializing their product portfolio in Europe and the United States. PharmGenomics, a German DIN EN ISO 13485-certified manufacturer of in-vitro diagnostic (“IVD”) tests with its own molecular genetic laboratory, has developed several IVD tests for the European market since it was founded in 2008.

Our portfolio consists of the following products and product candidates:

●	ColoAlert, a colorectal cancer (“CRC”) screening stool DNA (“deoxyribonucleic acid”) test licensed from ColoAlert AS and sold in Europe and

●	PancAlert, a product candidate in an early stage of research for a pancreatic cancer screening test based on Real-Time Polymerase Chain Reaction (“PCR”)-based multiplex detection of molecular-genetic biomarkers in stool samples.

Products and Product Candidates

We strive to make the diagnosis of various diseases more effective by using the latest genetic diagnostic technologies. Enabling earlier detection of these diseases allows for earlier and better therapy for affected individuals. In addition to offering the CRC screening test, ColoAlert, we are currently developing two product candidates, PancAlert and GenoStrip. We aim to use known and existing biomarkers (concepts) in applicable and reliable diagnostic tools.

ColoAlert

We offer a CRC screening test, ColoAlert. We believe that molecular genetic stool tests like ColoAlert increase the low participation rate in CRC screening and shift the detection of CRC to an earlier point of time which, in turn, increases the likelihood of successful treatment of the cancer. ColoAlert is currently offered primarily in German-speaking countries due to the geographical location of our offices and facilities. In Germany alone, more than 31 million people are older than the suggested screening age of 50, resulting in a total available market of over 10 million tests per year, based on a screening interval of three years. Over 5 million of them are privately insured and eligible for complete reimbursement.

ColoAlert is a multitarget test in which the stool sample is analyzed for genetic anomalies as well as for the presence of hidden blood, which is often called occult blood. The genetic markers were chosen to complement the diagnostic accuracy of the occult blood test and lead to an increased clinical added value.

We target individuals covered by national CRC screening programs. Most screening programs recommend CRC screening starting at age 50. However, a trend exists to further lower the screening age. For example, the FDA recently recommended CRC screening starting at age 45.

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We license the ColoAlert test from a Norwegian research and development company, ColoAlert AS, pursuant to an exclusive licensing agreement dated January 1, 2019. Pursuant to the terms of our license, we pay ColoAlert AS 50% of the net profit that we generate from the ColoAlert test, in addition to a protection fee of €5 per test sold. The licensing agreement has no fixed term but will be terminated if the quarterly fee paid to ColoAlert AS is less than €25,000 for each of the quarters ending on or prior to December 31, 2022 and €250,000 per quarter thereafter. On February 11, 2021, we obtained an option exercisable for three years to acquire the intellectual property for the ColoAlert test for (i) either a one-time cash payment of €2,000,000 or a €4,000,000 payment in ordinary shares at the valuation of our most recent financing plus (ii) a lifetime royalty payment of €3 per ColoAlert test sold. If we opt to make the one-time payment in cash, ColoAlert AS has the right to require us to pay the €2,000,000 in ordinary shares at the valuation of our most recent financing.

In the European Union, ColoAlert is a CE-IVD registered product under the current In-Vitro Diagnostics Directive 98/79 /EC (“IVD-D”). Starting on May 26, 2022, IVD products in the European Union will be regulated by the In-Vitro Diagnostics Regulation, EU 2017/746 (“IVD-R”), which replaces the IVD-D. We are currently evaluating the necessary steps to meet the upcoming regulations for our ColoAlert product. ColoAlert is currently validated on the Roche LightCycler 480 II and Roche Lightcycler 2.0. Mainz BioMed is planning to validate the test on additional real time PCR instruments used in many laboratories worldwide to allow a potential faster market penetration.

We manufacture the ColoAlert IVD test kits at our facility in Mainz, Germany.

In January 2022, we entered into a Technology Rights Agreement related a portfolio of novel mRNA biomarkers developed at the Université de Sherbrooke (the “UdeS Biomarkers”. Pursuant to the agreement, we acquired an exclusive unilateral option to acquire an exclusive license to the UdeS Biomarkers in exchange for a payment of €10,000 and an agreement to pay for the prosecution and maintenance of certain intellectual property relating to the UdeS Biomarkers. The option to license the technology is for one year, which period can be extended at our sole discretion for six additional months (the “Option Period”).

The UdeS Biomarkers are five gene expression biomarkers which have demonstrated a high degree of effectiveness in detecting CRC lesions including advanced adenomas (“AA”), a type of pre-cancerous polyp often attributed to this deadly disease. In a UdeS sponsored study evaluating these biomarkers,5 study results achieved overall sensitivities of 75% for AA and 95% for CRC, respectively, for a 96% specificity outcome.

We have a license during the Option Period to use the UdeS Biomarkers to further analyze their sensitivity and specificity. Depending on positive results from these further studies, we intend to exercise the option to license the UdeS Biomarkers for future integration into ColoAlert. If we exercise the option, we will pay the licensor a royalty on all products incorporating the UdeS Biomarkers and we will pay for the prosecution and maintenance of patents relating to the UdeS Biomarkers.

PancAlert

We are in the early stages of developing PancAlert, a stool-based screening test for the detection of pancreatic cancer. According to the Global Cancer Observatory, pancreatic cancer was diagnosed in over 460,000 patients worldwide in 2018.6 Due to the asymptomatic early stages, in most cases this disease is detected too late, making pancreatic cancer one of the most lethal malignant neoplasms with over 430,000 annual deaths in 2018 according to the Global Cancer Observatory.

Our goal is to make PancAlert the world’s first pancreatic cancer screening test based on Real-Time PCR-based multiplex detection of molecular-genetic biomarkers in stool samples. The most promising candidates for disease-specific biomarkers to date are KRAS, mBMP3, NDRG4, and GNAS codon 201. In addition, the platform technology used will enable simple integration of further biomarkers if indicated. The analysis of the results will be additionally facilitated by a specialized IT solution. Although we have conducted some in house clinical trials, we do not expect this to become a commercially available product in the near future, if at all. If further clinical studies show promising results, we intend to start developing an IVD-R and FDA approvable product for the European and U.S. market.

As we are in the early stages of development and have only commenced preclinical trials, we cannot be sure that at this time that PancAlert will ever receive the necessary governmental approvals for us to offer an actual product or that it will be commercially viable if we do. If we do create a commercially viable product, it may not be in the near-term, and our revenues may be wholly reliant on ColoAlert until we do.

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Corporate Information

We are a public company under Dutch law. We were incorporated on March 8, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. We were formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability, and we acquired PharmGenomics on September 20, 2021. On November 9, 2021, we converted into a Dutch public company with limited liability (naamloze vennootschap). The address for our principal place of business is Robert Koch Strasse 50, 55129 Mainz, Germany, and the telephone number is +49 6131 5542860. Pharmgenomics GmbH changed its name subsequent to the acquisition to Mainz Biomed Germany GmbH.

Emerging Growth Company

We qualify as an Emerging Growth Company (“EGC”), as defined in the JOBS Act. As an EGC, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including reduced disclosure about our executive compensation arrangements, exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments and exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until December 31, 2026 or such earlier time that we are no longer an emerging growth company. We would cease to be an EGC earlier if we have more than $1.235 billion in annual revenue, we have more than $700.0 million in market value of our stock held by non-affiliates (and we have been a public company for at least 12 months and have filed one annual report on Form 20-F) or we issue more than $1.0 billion of non-convertible debt securities over a three-year period. For so long as we remain an EGC, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. We may choose to take advantage of some, but not all, of the available exemptions.

The Securities We May Offer

We may offer ordinary shares, preferred shares, warrants to purchase ordinary shares or preferred shares or units consisting of our ordinary shares, preferred shares and/or warrants up to a total dollar amount of $150,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer ordinary shares and/or preferred shares upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, or exercise, if any;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

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THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding overallotment options, if any; and

●	the net proceeds to us.

Use of Proceeds

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for working capital purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in:

●	the applicable prospectus supplement,

●	any related free writing prospectus,

●	our most recent Annual Report on Form 20-F and

●	any subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety,

together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including, without limitation, statements regarding our future results of operations and financial position, business strategy, transformation, strategic priorities and future progress, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “project,” “believe,” “estimate” or “predict” “or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the sections entitled “Risk Factors” and in our periodic filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for working capital purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DIVIDEND POLICY

Under Dutch law, we may only pay dividends following the closing of the offering to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our articles of association. Subject to such restrictions, the amount of any distributions will depend on many factors, such as our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our board of directors.

Our articles of association prescribe that profits in any financial year will be distributed first to holders of our preferred shares, if any are outstanding. Any remaining profits may be reserved by our Board of Directors.

We have not adopted a formal dividend policy with respect to future dividends. We may adopt such a policy in the future.

OFFER AND LISTING DETAILS

We may offer and issue from time-to-time ordinary shares, preferred shares, warrants to purchase ordinary shares or preferred shares and units, or any combination thereof, up to an aggregate initial offering price of up to $150,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

Our ordinary shares are currently listed on the Nasdaq under the symbol “MYNZ”. Since our initial public offering on November 4, 2021 until December 27, 2022, the closing bid price of our ordinary shares has ranged from a low closing bid price of $6.20 to a high of $27.50.

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DESCRIPTION OF CAPITAL Stock

The following description of our Articles of Association is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of the articles of association.

Overview

We were incorporated on March 8, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, and on November 9, 2021 we converted into a Dutch public company with limited liability (naamloze vennootschap).

We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 82122571. We have our corporate seat is in Amsterdam, the Netherlands and our registered office is at Robert-Koch Strasse 50, 55129 Mainz, Federal Republic of Germany.

The securities to be sold in this offering will be subject to, and will have been created under, Dutch law. Set forth below is a summary of relevant information concerning the material provisions of our articles of association and applicable Dutch law.

Board of Directors

We have a one-tier board structure. The board of directors of the Company (the “Board of Directors”) consists of two executive directors and five non-executive directors. The Board of Directors shall consist of such number of executive Directors as the Board of Directors may determine.

The Board of Directors will be charged with the management of the company. In fulfilling their duties, our directors will serve the interest of the company and the business connected with it. The executive directors and the executive committee are charged with the day-to-day management of the company. Supervision of the fulfilment of duties by the executive directors and of the general course of the company’s affairs and the business connected with it will primarily be carried out by the non-executive directors. The executive directors must in due time provide the non-executive directors with the information they need to carry out their duties.

Our directors will be elected by the general meeting upon a binding nomination. The Board of Directors will be authorized to nominate one or more director candidates for appointment at the general meeting. The general meeting may at all times overrule the binding nature of each nomination by a resolution adopted by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital.

The general meeting may at any time suspend and dismiss a non-executive director or executive director. The general meeting may only adopt a resolution to suspend or dismiss a non-executive director or executive director by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital, unless the resolution is adopted on the basis of a proposal of the Board of Directors.

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Our authorized share capital consists of 45,000,000 ordinary shares with a nominal value of EUR 0.01 per share and 5,000,000 preferred shares with a nominal value of EUR 0.01 per share. The preferred shares are divided into five series, each consisting of 1,000,000 preferred shares. Currently there are no preferred shares outstanding.

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The number of ordinary shares included in the authorized share capital may be decreased and the number of preferred shares included in the authorized share capital may be increased pursuant to a resolution of the Board of Directors by a number not exceeding the number of ordinary shares included in the authorized share capital which have not been issued and which are not subject to any rights to subscribe for ordinary shares.

The preferred shares may, at the request of the holder, be converted into ordinary shares. The conditions for conversion and the further terms and conditions related to the preferred shares will be determined by our Board of Directors, subject to the prior approval of our general meeting and the meeting of holders of the series of preferred shares concerned, if such series of preferred shares has been issued and are held by persons other than us. The preceding sentence applies by analogy to any adjustment to the conditions.

Issuance of shares

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of our general meeting. Our articles of association provide that the general meeting may only resolve to issue shares upon the proposal of our Board of Directors. The general meeting may authorize the Board of Directors to issue new ordinary shares or grant rights to subscribe for ordinary shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent, that such authorization is effective, our general meeting will not have the power to issue ordinary shares.

A resolution of the general meeting has irrevocably authorized our Board of Directors until November 9, 2026, to issue ordinary shares and preferred shares up to the amount of the authorized share capital (from time to time).

Pre-emptive Rights

Subject to restrictions in our articles of association, holders of ordinary shares have pre-emptive rights in relation to newly issued ordinary shares under Dutch law.

Under our articles of association, the pre-emptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of our general meeting, which resolution requires a two-thirds majority of the votes cast if less than half of the issued share capital is present or represented at the meeting. The general meeting may authorize our Board of Directors to limit or exclude the pre-emptive rights in respect of newly issued ordinary shares. Such authorization for our Board of Directors can be granted and extended, in each case for a period not exceeding five years.

A resolution of the general meeting has irrevocably authorized our Board of Directors until November 9, 2026 to limit or exclude pre-emptive rights on ordinary shares.

Pre-emptive rights do not exist with respect (a) to the issue of ordinary shares or grant of rights to subscribe for ordinary shares to our employees or a “group” company of ours, (b) the issue of ordinary shares against a contribution other than cash, and (c) preferred shares to be issued. A holder of preferred shares has no pre-emptive right to acquire newly issued ordinary shares.

Transfer of Ordinary Shares

Under Dutch law, transfers of ordinary shares (other than in book-entry form) require a written deed of transfer and, unless the company is a party to the deed of transfer, and acknowledgement by or proper service upon the company to be effective.

Our articles of association provide that, if one or more ordinary shares or preferred shares are admitted to trading on Nasdaq or any other regulated foreign stock exchange located in the United States the laws of the State of New York will apply to the property law aspects of the ordinary shares and preferred shares included in the part of the register of shareholders kept by the relevant transfer agent.

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Form of Ordinary Shares

Pursuant to our articles of association, the ordinary shares and preferred shares are in registered form.

Purchase and Repurchase of Ordinary Shares

Under Dutch law, we may not subscribe for newly issued ordinary shares. We may acquire ordinary shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that:

●	such ordinary shares are fully paid-up;

●	such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and

●	immediately after the acquisition of such ordinary shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than ordinary shares acquired for no valuable consideration or under universal title of succession (onder algemene titel) (e.g., through a merger or spin off) under statutory Dutch or other law, we may acquire ordinary shares only if our general meeting has authorized our Board of Directors to do so. An authorization by our general meeting for the acquisition of ordinary shares can be granted for a maximum period of 18 months. Such authorization must specify the number of ordinary shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of our general meeting is required if ordinary shares are acquired by us on Nasdaq with the intention of transferring such ordinary shares to our employees or employees of a group company pursuant to an arrangement applicable to them. For each annual general meeting, we expect that our Board of Directors, will place on the agenda a proposal to re-authorize our Board of Directors to repurchase shares for a period of 18 months from the date of the resolution. We cannot derive any right to any distribution from ordinary shares, or voting rights attached to ordinary shares acquired by it.

A resolution of the general meeting has irrevocably authorized our Board of Directors for a period of 18 months to resolve for us to acquire fully paid-up ordinary shares up to the maximum number of ordinary shares permitted pursuant to the law and our articles of association from time to time, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the ordinary shares up to one hundred and ten percent (110%) of the market price of ordinary shares, provided that (i) for open market or privately negotiated repurchases, the market price will be the last closing price for ordinary shares on the Nasdaq Stock Market prior to the transaction, (ii) for self-tender offers, the market price will be the volume weighted average price for the ordinary shares on the Nasdaq Capital Market during a period, determined by the Board of Directors, of no less than one and no more than five consecutive trading days immediately prior to the expiration of the tender offer, and (iii) for accelerated repurchase arrangements, the market price will be the volume weighted average price of the ordinary shares on the Nasdaq Capital Market over the term of the arrangement. The volume weighted average price for any number of trading days will be calculated as the arithmetic average of the daily volume weighted average price on those trading days.

Pursuant to a resolution of the general meeting dated November 1, 2021, our Board of Directors is furthermore irrevocably authorized for a period of 18 months, commencing on November 9, 2021, to resolve for us to acquire fully paid up preferred shares up to the maximum number of preferred shares permitted pursuant to the law and our articles of association from time to time and that preferred shares may be acquired through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the preferred shares up to the higher of (i) the amount that would be paid by us upon cancellation of such preferred shares in accordance with the relevant provisions of our articles of association and (ii) one hundred and ten percent (110%) of the market price of the ordinary shares into which the preferred shares may be converted in accordance with the applicable provisions of our articles of association, whereby the market price shall be determined in the manner as set out in our articles of association.

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Capital Reduction

At a general meeting, our shareholders may resolve on the proposal of our Board of Directors to reduce our issued share capital by (i) cancelling ordinary shares and preferred shares or (ii) reducing the nominal value of the ordinary shares and preferred shares by amending our articles of association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel shares may only relate to (i) shares held by us or in respect of which we hold the depository receipts, or (ii) all preferred shares of a particular series. In order to be approved by our general meeting, a resolution to reduce the capital requires approval of a majority of the votes cast at a general meeting if at least half of the issued share capital is represented at such meeting or at least two thirds of the votes cast, if less than half of the issued share capital is represented at such meeting.

Reduction of the nominal value of shares without repayment shall be effected proportionally to all ordinary shares and preferred shares. The requirement of proportionality may be waived by agreement of all shareholders concerned.

A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

General Meeting

General meetings are held in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht, or in the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. All of our shareholders and others entitled to attend our general meetings are authorized to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.

We will hold at least one general meeting each year, to be held within six months after the end of its financial year. A general meeting will also be held within three months after our Board of Directors has determined it to be likely that our equity has decreased to an amount equal to or lower than half of its paid up and called up capital, in order to discuss the measures to be taken if so required. If our Board of Directors fails to hold such general meeting in a timely manner, each shareholder and other person entitled to attend our general meeting may be authorized by the Dutch court to convene our general meeting.

Our Board of Directors may convene additional extraordinary general meetings at its discretion, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 10% of our issued share capital, may on their application be authorized by the Dutch court to convene a general meeting. The Dutch court will disallow the application if (i) the applicants have not previously requested in writing that our Board of Directors convenes a shareholders’ meeting or (ii) our Board of Directors convenes a shareholders’ meeting or (ii) our Board of Directors has not taken the necessary steps so that the shareholders’ meeting could be held within six weeks after such request.

The general meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of our general meeting. For the annual general meeting the agenda will include, among other things, the adoption of our annual accounts, the appropriation of its profits or losses and proposals relating to the composition of and filling of any vacancies on Board of Directors. In addition, the agenda for a general meeting includes such additional items as determined by our Board of Directors. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the 60th day before the day the relevant shareholders’ meeting is held. Under our articles of association, certain items can only be put on the agenda as a voting item by our Board of Directors. Shareholders meeting the relevant requirements may still request the inclusion of such items on the agenda as a discussion item.

We will give notice of each general meeting by publication on its website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a general meeting. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in its shareholders’ register.

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Pursuant to our articles of association and Dutch law, our Board of Directors may determine a record date (registratiedatum) of 28 calendar days prior to a general meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at our general meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of our general meeting. Our articles of association provide that a shareholder must notify us in writing of his or her intention to attend (or be represented at) our general meeting, such notice to be received by us on the date set by our Board of Directors in accordance with our articles of association and as set forth in the convening notice.

Our general meeting will be presided over by the chairman of our Board of Directors, who, nevertheless, may charge another person to preside over the meeting in his place even if he or she is present at the meeting. If the chairman of our Board of Directors is absent and he or she has not charged another person to preside over the meeting in his or her place, the directors present at the meeting will appoint one of them to be chairman. In the absence of all directors, our general meeting will appoint its chairman.

Voting Rights and Quorum

In accordance with Dutch law and our articles of association, each ordinary share, irrespective of which class it concerns, confers the right on the holder thereof to cast one vote at our general meeting. The voting rights attached to any ordinary shares held by us or our direct or indirect subsidiaries are suspended, unless the ordinary shares were encumbered with a right of usufruct or a pledge in favor of a party other than us or a direct or indirect subsidiary before such ordinary shares were acquired by us or such a subsidiary, in which case, the other party may be entitled to exercise the voting rights on the ordinary shares. We may not exercise voting rights for ordinary shares in respect of which its or a direct or indirect subsidiary has a right of usufruct or a pledge.

Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of our general meeting) of a shareholder, which proxy holder need not be a shareholder. The holder of a usufruct or pledge on shares will have the voting rights attached thereto if so provided for when the usufruct or pledge was created.

Under our articles of association, blank votes (votes where no choice has been made), abstentions and invalid votes will not be counted as votes cast. However, shares in respect of which a blank vote or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a general meeting. The chairman of our general meeting will determine the manner of voting and whether voting may take place by acclamation.

Resolutions of the shareholders are adopted at a general meeting by an absolute majority of votes cast, except where Dutch law or our articles of association provide for a special majority in relation to specified resolutions. Our articles of association do not provide for a quorum requirement, subject to any provision of mandatory Dutch law.

Subject to certain restrictions in our articles of association, the determination during our general meeting made by the chairman of that general meeting with regard to the results of a vote will be decisive. Our Board of Directors will keep a record of the resolutions passed at each general meeting.

Amendment of Articles of Association

At a general meeting, at the proposal of our Board of Directors, our general meeting may resolve to amend the articles of association. A resolution by the shareholders to amend the articles of association requires an absolute majority of the votes cast.

Dissolution and liquidation

Our shareholders may at a general meeting, based on a proposal by our Board of Directors, by means of a resolution passed by an absolute majority of the votes cast resolve that the Company will be dissolved. In the event of dissolution of the company, the liquidation will be effected by our executive directors, under the supervision of our non-executive directors, unless our general meeting decides otherwise.

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Certain Other Major Transactions

Our articles of association and Dutch law provide that resolutions of our Board of Directors concerning a material change in our identity, character or business are subject to the approval of our general meeting. Such changes include:

●	a transfer of all or materially all of its business to a third party;

●	the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance to the company; and

●	the acquisition or disposition of an interest in the capital of a company by the company or by its subsidiary with a value of at least one third of the value of our assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dividends and Other Distributions

The company may only make distributions to its shareholders if its equity exceeds the aggregate amount of the issued share capital and the reserves which must be maintained pursuant to Dutch law.

Under our articles of association, any profits or distributable reserves must first be applied to pay a dividend on the preferred shares, if outstanding. Any amount remaining out of distributable profits is added to our reserves as our Board of Directors determines. After reservation by our Board of Directors of any distributable profits, our general meeting will be authorized to declare distributions on the proposal of our Board of Directors. Our Board of Directors is permitted, to declare interim dividends without the approval of the shareholders. Interim dividends may be declared as provided in our articles of association and may be distributed to the extent that the shareholders’ equity, based on interim financial statements, exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or our articles of association. We may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay its due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to its creditors.

The general meeting may determine that distributions will be made in whole or in part in the form of shares or a currency other than the Euro, provided on the proposal of the Board of Directors. The Company shall announce any proposal for a distribution and the date when and the place where the distribution will be payable to all shareholders by electronic means of communication with due observance of the applicable law and stock exchange rules. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to the company (verjaring).

Transfer Agent and Registrar

The transfer agent for our ordinary shares is Transhare Corporation. Transhare Corporation’s telephone number and address is (303) 662-1112 and 17755 US Hwy 19 N, Clearwater, FL 33764.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary shares or preferred shares. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of ordinary shares or preferred shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred shares purchasable upon exercise of warrants to purchase preferred shares;

●	the date, if any, on and after which the warrants, preferred shares or ordinary shares will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of our Company.

Each warrant will entitle its holder to purchase the principal amount of the number of ordinary shares or preferred shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase ordinary shares or preferred shares are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares or preferred shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares or preferred shares, if any.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

INCOME TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

●	the name or names of any underwriters, dealers, agents or other purchasers;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

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We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters, dealers or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our ordinary shares on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the ordinary shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial data, current reports and other reports and information with the SEC. You may read and copy all or any portion of the registration statement without charge at the public reference room of the SEC at 100 F Street, N. E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the public reference room of the SEC at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments thereto, has been filed electronically with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 3, 2022;

●	Current Report on Form 6-K furnished to the SEC on June 3, 2022;

●	Current Report on Form 6-K furnished to the SEC on July 1, 2022;

●	Current Report on Form 6-K furnished to the SEC on September 7, 2022;

●	Current Report on Form 6-K furnished to the SEC on September 28, 2022;

●	Current Report on Form 6-K furnished to the SEC on November 4, 2022; and

●	Current Report on Form 6-K furnished to the SEC on December 20, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under a current report on Form 6-K, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Executive Officer at Mainz Biomed N.V., Robert Koch Strasse 50, 55129 Mainz, Germany or by calling +49 6131 5542860.

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MATERIAL CHANGES

There have been no material changes which have occurred since the end of the latest fiscal year for which certified financial statements were included in the latest annual report on from 20-F to security holders and which have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference herein.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. CMS Derks Star Busmann N.V. is acting as counsel to our company regarding Dutch securities law matters. The current address of CMS Derks Star Busmann N.V. is Atrium, Parnassusweg 737, 1077 DG Amsterdam, Netherlands.

EXPERTS

The financial statements of Mainz Biomed, N.V. as of December 31, 2021 and 2020, the related consolidated statements of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the years then ended, and related notes included in this prospectus and registration statement have been so included in reliance on the report of BF Borgers CPA P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. BF Borgers CPA P.C. has offices at 5400 W Cedar Ave, Lakewood, CO 80226. Their telephone number is (303) 953-1454.

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$2,300,000

MAINZ BIOMED, N.V.

Ordinary Shares

PROSPECTUS

Maxim Group LLC

October 3, 2025